Exhibit 107

Calculation of Filing Fee Tables

FORM F-3

(Form Type)

NLS Pharmaceutics Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares	Rule 457(o)		(1) (3)		(2)
	Equity	Warrants
	Equity	Units
	Unallocated Shelf							$75,000,000	(4)	$0.00015310	$11,482.50
Fees Previously Paid

	Total Offering Amounts							$75,000,000			$11,482.50
	Total Fees Previously Paid										$0.00
	Total Fee Offsets										$5,929.59	(5)
	Net Fee Due										$5,552.91

(1)	There are being registered under this registration statement such indeterminate number of securities as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $75,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.
(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Omitted pursuant to Rule 457(o) under the Securities Act.
(4)	Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $75,000,000.
(5)	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due under this registration statement by $5,929.59 (calculated at the fee rate in effect at the date of the registrant’s registration statement on Form F-3 filed by the Registrant with the Securities and Exchange Commission on July 16, 2020 and declared effective on February 11, 2022 (Registration No. 333-262489), or the Prior Registration Statement, which represents the portion of the registration fee previously paid with respect to $63,965,340 of unsold securities previously registered under the Prior Registration Statement).

Table 2: Fee Offset Claims and Sources

	Registrant of File Name	Form of Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	NLS Pharmaceutics Ltd.	F-3	333-262489	February 3, 2022		$11,482.50	(1)	Unallocated (Universal) Shelf	Common Shares, Warrants, Units	Unallocated (Universal) Shelf	$63,965,340
Fee Offset Sources	NLS Pharmaceutics Ltd.	F-3	333-262489		February 3, 2022							$5,929.59

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due under this registration statement by $5,929.59 (calculated at the fee rate in effect at the date of the registrant’s Prior Registration Statement), which represents the portion of the registration fee previously paid with respect to $63,965,340 of unsold securities previously registered under the Prior Registration Statement.